EXHIBIT 4.4

CLIFFORD                                           LIMITED LIABILITY PARTNERSHIP
CHANCE










          -------------------------------------------------------------
                    THE UNITED BUSINESS MEDIA 2000 EXECUTIVE
                               SHARE OPTION SCHEME
                           DATE ADOPTED: 18 APRIL 2000
                    DATE OF INLAND REVENUE APPROVAL OF PART A
                             (REF:X2094/GRP): *
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
                                    CONTENTS

                        Part A : Inland Revenue Approved
Rule                                                                             Page

1.    Definitions And Interpretation................................................1
2.    Eligibility...................................................................2
3.    Grant Of Options..............................................................2
4.    Limits........................................................................4
5.    Exercise Of Options...........................................................5
6.    Takeover, Reconstruction And Winding-Up.......................................7
7.    Variation Of Capital..........................................................8
8.    Alterations...................................................................9
9.    Miscellaneous................................................................10

                           Part B : Unapproved Options

1.    Definitions And Interpretation...............................................11
2.    Eligibility..................................................................12
3.    Grant Of Options.............................................................12
4.    Limits.......................................................................13
5.    Exercise Of Options..........................................................14
6.    Cash Equivalent..............................................................16
7.    Takeover, Reconstruction And Winding-Up......................................17
8.    Variation Of Capital.........................................................18
9.    Alterations..................................................................19
10.   Miscellaneous................................................................20
11.   Trustees.....................................................................20

                        Part C : Incentive Stock Options

1.    Incentive Stock Options......................................................22



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                        PART A - Inland Revenue approved

1.      DEFINITIONS AND INTERPRETATION

1.1     In this Scheme, unless the context otherwise requires:-

        "Basic  Option"  shall  mean  an  option   designated  as  such  by  the
        Remuneration Committee prior to the Grant Date;

        "the Board" means the board of directors of the Company or a committee appointed by them;

        "the Company" means United Business Media plc (registered in England and Wales No. 152298);

        "the Grant Date" in relation to an option means the date on which the option was granted;

        "Group Member" means:-

        1.1.1 a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company's holding company or a subsidiary of the Company's holding company; or

        1.1.2 a body corporate which is (within the meaning of section 258 of that Act) a subsidiary undertaking of a body corporate within paragraph 1.1.1;

        "the London Stock Exchange" means London Stock Exchange plc;

        "Part A" of this Scheme means the part designed for approval by the Inland Revenue;

        "Participant" means a person who holds an option granted under this Scheme;

        "Participating Company" means the Company or any Subsidiary;

        "Performance Condition" means a condition related to performance which is specified by the Remuneration Committee pursuant to sub-rule 3.1 below;

        "the Scheme" means the United Business Media 2000 Executive Share Option Scheme as herein set out but subject to any alterations or additions from time to time made pursuant to the Scheme;

        "the Remuneration Committee" means the committee established by the Company as the remuneration committee of the board of directors of the Company;

        "Schedule 9" means Schedule 9 to the Taxes Act 1988;

        "Subsidiary" means a body corporate which is a subsidiary of the Company (within the meaning of section 736 of the Companies Act 1985) and of which the Company has control (within the meaning of section 840 of the Taxes Act 1988);



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        "the Taxes Act 1988" means the Income and Corporation Taxes Act 1988;

        and expressions not otherwise defined herein have the same meanings as they have in Schedule 9.

        "the Trustees" means the trustee or trustees for the time being of the United Business Media ESOP Trust;

1.2 Any reference in this Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3 Expressions in italics are for guidance only and do not form part of this Scheme.

2.      ELIGIBILITY

2.1 Subject to sub-rule 2.3 below, a person is eligible to be granted an option under Part A of the Scheme if (and only if) he is a full-time director or qualifying employee of a Participating Company who is required to devote the whole or substantially the whole of his working time to the service of any Participating Company.

2.2     For the purposes of sub-rule 2.1 above:

        2.2.1 a person shall be treated as a full-time director of a Participating Company if he is obliged to devote to the performance of the duties of his office or employment with that and any other Participating Company not less than 25 hours a week;

        2.2.2 a qualifying employee, in relation to a Participating Company, is an employee of the Participating Company (other than one who is a director of a Participating Company).

2.3 A person is not eligible to be granted an option under Part A of this Scheme at any time:-

        2.3.1 within two years immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment, or

        2.3.2 when he is not eligible to participate in this Scheme by virtue of paragraph 8 of Schedule 9 (material interest in a close company).

3.      GRANT OF OPTIONS

3.1 Subject to Rule 4 below, the Remuneration Committee may grant an option to acquire shares in the Company which satisfy the requirements of paragraphs 10 to 14 of Schedule 9 (fully paid up, unrestricted, ordinary share capital), upon the terms set out in Part A of this Scheme and upon such other objective terms as the Remuneration Committee may specify, to any person who is eligible to be granted an option in accordance with Rule 2 above; and for this purpose an option to acquire includes an option to purchase and an option to subscribe.



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3.2     The price at which  shares may be acquired by the  exercise of an option shall be determined by the Remuneration Committee before the grant thereof, but shall not be less than:

        3.2.1 if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, the middle-market quotation of shares of that class (as derived from that List) for the dealing day immediately preceding the Grant Date or if the Remuneration Committee so decides, the average middle-market quotation of shares of that class (as derived from that List) over the three dealing days immediately preceding the Grant Date (provided that such dealing day shall not be prior to the date on which the Company announces its results for any period);

        3.2.2 if paragraph 3.2.1 above does not apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act
               1992) of shares of that class, as agreed in advance for the purposes of this Scheme with the Shares Valuation Division of the Inland Revenue, on the Grant Date (or such other day as may be agreed in advance with the Inland Revenue); or

        3.2.3 in the case of an option to acquire shares only by subscription, the nominal value of those shares.

3.3     An option may only be granted:

        3.3.1  within the period of 6 weeks beginning with

               (a) the date on which Part A of this Scheme is approved by the Inland Revenue under Schedule 9; or

               (b) the dealing day next following the date on which the Company announces its results for any period; or

        3.3.2 at any other time when the circumstances are considered by the Remuneration Committee to be sufficiently exceptional to justify its grant; and

        3.3.3 within the period of 10 years beginning with the date on which this Scheme is approved and adopted by the Company.

3.4     An option granted under this Scheme to any person:

        3.4.1 shall not, except as provided in sub-rule 5.4 below, be capable of being transferred by him; and

        3.4.2  shall lapse forthwith if he is adjudged bankrupt.

3.5 The grant of any option under this Scheme shall be subject to obtaining any approval or consent required under the provisions of the document "The Listing Rules" published by the London Stock Exchange (or other authorised UK regulatory authority), of The City Code on Take-overs and Mergers, or of any regulation or enactment.



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4.      LIMITS

4.1 Subject to any adjustment made by the Board with the prior approval by ordinary resolution of the members of the Company in general meeting or by the Remuneration Committee under Rule 7 below, no options shall be granted in any year which would, at the time of the grant, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, under the Scheme or under any other executive share scheme (excluding premium price options granted under the Scheme) adopted by the Company to exceed 25,264,262 shares which represents approximately 5 per cent of the ordinary share capital of the Company in issue on 18 October 2000.

4.2 Subject to any adjustment made by the Board with the prior approval by ordinary resolution of the members of the Company in general meeting or by the Remuneration Committee under Rule 7 below, no options shall be granted in any year which would, at the time of the grant, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year under the Scheme or under any other employees' share scheme adopted by the Company to exceed 50,528,525 shares which represents approximately 10 per cent of the ordinary share capital of the Company in issue on 18 October 2000.

4.3 The limits in sub-rules 4.1 and 4.2 apply only to shares which have been issued or are capable of issue under options granted to Participants who are employees of a Group Member or cease to be employees other than as a result of disposals agreed by the Board by 31 December 2000. Any shares which have been issued or are capable of issue to Participants who have ceased to be employed by any Group Member as a result of disposals agreed by the Board by 31 December 2000 will not be subject to the limits in sub-rules 4.1 and 4.2.

4.4 Prior to granting any Basic Option to any person, the Remuneration Committee may from time to time determine a maximum aggregate amount payable on exercise of Basic Options granted under this Scheme to any person during any period of twelve months, such amount to be determined taking account of market practice (provided that any grant of Basic Options under Part A of this Scheme shall be subject to the provisions of sub-rule 4.5 below).

4.5 No person shall be granted options which would, at the time they are granted, cause the aggregate market value of the shares which he may acquire in pursuance of options granted to him under Part A of this Scheme or under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or by any associated company of the Company (and not exercised) to exceed or further exceed (pound)30,000.

4.6 For the purposes of this Rule, the market value of the shares in relation to which an option was granted shall be calculated:



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        4.6.1  in the case of an option  granted  under this  Scheme,  as on the days by reference to which the price at which shares may be acquired by the exercise thereof was determined in accordance with sub-rule 3.2 above;

        4.6.2 in the case of an option granted under any other approved scheme, as at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 29 of Schedule 9, such earlier time or times as may be provided in the agreement.

4.7 Any option granted under this Scheme shall be limited and take effect so that the above limits are complied with.

4.8 Any options granted or shares issued to the Trustees shall be included in the limit of the number of shares issued or remaining issuable under sub-rules 4.1 and 4.2 above.

5.      EXERCISE OF OPTIONS

5.1 The exercise of any option granted under this Scheme shall be effected in the form and manner prescribed by the Remuneration Committee.

5.2 Subject to sub-rules 5.4 and 5.5 below and to sub-rules 6.1 and 6.3 below, an option may not be exercised before the third anniversary of the Grant Date.

5.3 Subject to sub-rule 5.4 and paragraphs 5.5.1 and 5.5.3 below and to sub-rule 6.4 below, an option granted under this Scheme may not be exercised to the extent that the Performance Condition is not satisfied.

5.4 If any Participant dies, any option may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death provided that his death occurs at a time when either he is a director or employee of a Group Member or he is or would but for sub-rule 5.3 above be entitled to exercise the option by virtue of sub-rule 5.5 below.

5.5 If any Participant ceases to be a director or employee of a Group Member (otherwise than by reason of his death), the following provisions apply in relation to any option granted to him under Part A of this Scheme:-

        5.5.1 if he so ceases by reason of injury, disability or redundancy (within the meaning of the Employment Rights Act 1996), or by reason only that his office or employment is in a company which ceases to be a Group Member, or relates to a business or part of a business which is transferred to a person who is not a Group Member, the option may (and subject to sub-rule 5.4 above must, if at all) be exercised within the period which shall expire on the later of 12 months after his so ceasing and 42 months after the Grant Date;

        5.5.2 if he so ceases by reason of retirement on reaching the age at which he is bound to retire in accordance with the terms of his contract of employment or by reason of early retirement with the consent of the Company, the option may (and subject to sub-rule
               5.4 above must,  if at all) be exercised  within the



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               period which shall expire on the  later of 12 months after his so ceasing and 42 months after the Grant Date, but subject to sub-rule 5.3 above;

        5.5.3 if he so ceases for any other reason, the option may not be exercised at all (and shall lapse forthwith) unless the Remuneration Committee shall so permit, in which event it may (and subject to sub-rule 5.4 above must, if at all) be exercised (for up to 12 months from the date of cessation) to the extent permitted by the Remuneration Committee within 3 months after his so ceasing.

5.6 A Participant shall not be treated for the purposes of sub-rule 5.5 above as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member, and a female Participant who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before exercising her option shall be treated for those purposes as not having ceased to be a director or employee.

5.7 Subject to sub-rule 5.4 above, but notwithstanding any other provision of this Scheme, an option may not be exercised after the expiration of the period of 10 years (or such shorter period as the Remuneration Committee may have determined before the grant thereof) beginning with the Grant Date.

5.8 A Participant shall not be eligible to exercise an option granted under Part A of this Scheme at any time when he is not eligible to participate in this Scheme by virtue of paragraph 8 of Schedule 9 (material interest in close company).

5.9 Within 30 days after an option has been exercised by any person, the Remuneration Committee shall allot to him (or a nominee for him) or, as appropriate, procure the transfer to him (or a nominee for him) of the number of shares which satisfy the requirements of paragraphs 10 to 14 of Schedule 9 (fully paid up, unrestricted, ordinary share capital) in respect of which the option has been exercised, provided that:-

        5.9.1 the Remuneration Committee considers that the issue or transfer thereof would be lawful in all relevant jurisdictions; and

        5.9.2 in a case where a Group Member is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security contributions recoverable from the person in question (together, the "Tax Liability"), that person has either:

               (a) made a payment to the Group Member of an amount equal to the Tax Liability; or

               (b) entered into arrangements acceptable to that or another Group Member to secure that such a payment is made (whether by authorising the sale



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                      of  some  or all  of the  shares  on  his  behalf  and the payment to the Group Member of the relevant amount out of the proceeds of sale or otherwise).

5.10 All shares allotted under this Scheme shall rank equally in all respects with the shares of the same class then in issue except for any rights attaching to such shares by reference to a record date prior to the date of the allotment.

6.      TAKEOVER, RECONSTRUCTION AND WINDING-UP

6.1 If any person obtains control of the Company (within the meaning of section 840 of the Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Board shall within 14 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules 5.3, 5.4, 5.5 and 5.7 above and to sub-rule 6.3 below, any option may be exercised within one month (or such longer period as the Remuneration Committee may permit) of such notification.

6.2 For the purposes of sub-rule 6.1 above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

6.3 If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall forthwith notify every Participant thereof and, subject to sub-rules 5.3, 5.4, 5.5 and 5.7 above, any option may be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Scheme) lapse on the expiration of that period.

6.4 In relation to an option which would but for sub-rule 5.3 above be exercisable by virtue of an event mentioned in sub-rule 6.1 or 6.3 above, the Remuneration Committee may at its discretion, and acting fairly and reasonably, treat the relevant condition as satisfied if, at the time of the event, the Remuneration Committee cannot determine whether it is in fact satisfied.

6.5     If any company ("the acquiring company"):

        6.5.1  obtains control of the Company as a result of making

               (a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or



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               (b)    a general  offer to acquire  all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under this Scheme, or

        6.5.2 obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986, or

        6.5.3 becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act or Articles 421 to 423 of that Order,

        any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of
        Schedule 9), by agreement with the acquiring company, release any option granted under this Scheme which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of
        Schedule 9).

6.6 The new option shall not be regarded for the purposes of sub-rule 6.5 above as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 are satisfied, but so that the provisions of this Scheme shall for this purpose be construed as if:-

        6.6.1 the new option were an option granted under this Scheme at the same time as the old option;

        6.6.2 except for the purposes of the definitions of "Group Member", "Participating Company" and "Subsidiary" in sub-rule 1.1 above and the reference to "the Remuneration Committee" in sub-rule 5.7 above, the expression "the Company" were defined as "a company whose shares may be acquired by the exercise of options granted under this Scheme";

        6.6.3 the relevant condition referred to in sub-rule 5.3 above had been satisfied; and

        6.6.4  sub-rule 8.2 below were omitted.

7.      VARIATION OF CAPITAL

7.1 Subject to sub-rule 7.3 below, in the event of any variation of the share capital of the Company, the Remuneration Committee may make such adjustments as it considers appropriate under sub-rule 7.2 below.

7.2 An adjustment made under this sub-rule shall be to one or more of the following:

        7.2.1 the number of shares in respect of which any option may be exercised;

        7.2.2 the price at which shares may be acquired by the exercise of any option;



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        7.2.3  where any such option has been  exercised but no shares have been allotted or transferred pursuant to such exercise, the number of shares which may be so allotted or transferred and the price at which they may be acquired;

        7.2.4  the numbers of shares mentioned in sub-rules 4.1 and 4.2 above.

7.3 At a time when Part A of this Scheme is approved by the Inland Revenue under Schedule 9, no adjustment under sub-rule 7.2 above shall be made without the prior approval of the Inland Revenue.

7.4 An adjustment under sub-rule 7.2 above may have the effect of reducing the price at which shares may be acquired by the exercise of an option to less than their nominal value, but only in the case of an option to subscribe for shares if and to the extent that the Remuneration
        Committee shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the shares in respect of which the option is exercised and which are to be allotted pursuant to such exercise exceeds the price at which the shares may be subscribed for and to apply that sum in paying up such amount on such shares; and so that on exercise of any option in respect of which such a reduction shall have been made the Remuneration Committee shall capitalise that sum (if any) and apply the same in paying up that amount.

8.      ALTERATIONS

8.1 Subject to sub-rules 8.2, 8.4 and 8.5 below, the Board may at any time alter this Scheme, or the terms of any option granted under it (having regard to the fact that, if an alteration which does not solely relate to a special term is made at a time when Part A of this Scheme is approved by the Inland Revenue under Schedule 9, the approval will not thereafter have effect unless and until the Inland Revenue have approved the alteration).

8.2 Subject to sub-rule 8.3 below, no alteration to the advantage of the person to whom options may be granted shall be made under sub-rule 8.1 above to any of Rules 2, 3.2, 4.1 to 4.5 inclusive, 5.2 to 5.5 inclusive, 5.7, 5.10, 6.1 to 6.4 inclusive, and 7.1 and 7.2 without the prior approval by ordinary resolution of the members of the Company in general meeting.

8.3     Sub-rule 8.2 above shall not apply to:

        8.3.1 any minor alteration to benefit the administration of this Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member; or

        8.3.2  any alteration solely relating to a Performance Condition.

8.4 No alteration to the disadvantage of any Participant shall be made under sub-rule 8.1 above unless:



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        8.4.1  the Board shall have invited every  relevant  Participant to give an indication as to whether or not he approves the alteration, and

        8.4.2 the alteration is approved by a majority of those Participants who have given such an indication.

8.5 No alteration which solely relates to a Performance Condition subject to which an option has been granted shall be made under sub-rule 8.1 above unless:-

        8.5.1 there shall have occurred an event which shall have caused the Board reasonably to consider that the Performance Condition would not, without the alteration, achieve its original purpose;

        8.5.2  the  Board  shall  act  fairly  and   reasonably  in  making  the
               alteration; and

        8.5.3 the altered condition will be no more difficult to satisfy than the original Performance Condition.

9.      MISCELLANEOUS

9.1 The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in this Scheme or any right which he may have to participate in it and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under this Scheme as a result of such termination.

9.2 In the event of any dispute or disagreement as to the interpretation of this Scheme, or as to any question or right arising from or related to this Scheme, the decision of the Board shall be final and binding upon all persons.

9.3 Any notice or other communication under or in connection with this Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office marked for the attention of the Company Secretary, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

9.4 A Participating Company may provide money to the Trustees or any other person to enable them to acquire shares to be held for the purposes of the Scheme or enter into any guarantee or indemnity for these purposes, to the extent permitted by section 153 of the Companies Act 1985.

                   PART B - Not approved by UK Inland Revenue

1.      DEFINITIONS AND INTERPRETATION

1.1     In this Scheme, unless the context otherwise requires:-

        "Basic  Option"  shall  mean  an  option   designated  as  such  by  the
        Remuneration Committee prior to the Grant Date;

        "the Board" means the board of directors of the Company or a committee appointed by them;

        "the Company" means United Business Media plc (registered in England and Wales No. 152298);

        "the Grant Date" in relation to an option means the date on which the option was granted;

        "Group Member" means:

        1.1.1 a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company's holding company or a subsidiary of the Company's holding company; or

        1.1.2 a body corporate which is (within the meaning of section 258 of that Act) a subsidiary undertaking of a body corporate within paragraph 1.1.1 above and has been designated by the Remuneration Committee for this purpose;

        "the London Stock Exchange" means London Stock Exchange Limited;

        "Part B" of this Scheme means the unapproved part of this Scheme;

        "Participant" means a person who holds an option granted under this Scheme;

        "Participating Company" means the Company or any Subsidiary;

        "Performance Condition" means a condition related to performance which is specified by the Remuneration Committee pursuant to sub-rule 3.1 below;

        "Premium Priced Option" shall mean an option designated as such by the Remuneration Committee prior to the Grant Date;

        "the Scheme" means the United Business Media 2000 Executive Share Option Scheme as herein set out but subject to any alterations or additions made from time to time pursuant to the Scheme;

        "the Remuneration Committee" means the committee established by the Company as the remuneration committee of the board of directors of the Company;

        "Subsidiary" means a body corporate which is a subsidiary of the Company (within the meaning of section 736 of the Companies Act 1985) and of which the Company has control (within the meaning of section 840 of the Taxes Act 1988);

        "the Taxes Act 1988" means the Income and Corporation Taxes Act 1988;

        "the Trustees" means the trustee or trustees for the time being of the United Business Media ESOP Trust;

        "US Participant" means a Participant who is resident in the United States of America on the Grant Date.

1.2 Any reference in this Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.      ELIGIBILITY

2.1 Subject to sub-rule 2.2 below, a person is eligible to be granted an option under Part B of the Scheme if (and only if) he is a director or employee of a Participating Company who is required to devote the whole or substantially the whole of his working time to the service of any Participating Company.

2.2 A person is not eligible to be granted an option under Part B of this Scheme at any time within two years immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment unless that person is employed in a jurisdiction where this sub-rule would be unlawful.

3.      GRANT OF OPTIONS

3.1 Subject to Rule 4 below, the Remuneration Committee may grant an option to acquire shares in the Company upon the terms set out in Part B of this Scheme and upon such other objective terms as the Remuneration Committee may specify, to any person who is eligible to be granted an option in accordance with Rule 2 above; and for this purpose an option to acquire includes an option to purchase and an option to subscribe. The option shall be designated by the Remuneration Committee as a Basic Option or a Premium Priced Option prior to the Grant Date.

3.2 The price at which shares may be acquired by the exercise of an option shall be determined by the Remuneration Committee before the grant thereof, but shall not be less than:-

        3.2.1 if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, the middle-market quotation of shares of that class (as derived from that List) for the dealing day immediately preceding the Grant Date or if the Remuneration Committee so decides, the average middle-market quotation of shares of that class (as derived from that List) over the three dealing days immediately preceding the Grant Date (provided that such dealing day shall not be prior to the date on which the Company announces its results for any period); or

        3.2.2 in the case of an option to acquire shares only by subscription, the nominal value of those shares.

3.3     An option may only be granted:

        3.3.1  within the period of 6 weeks beginning with

               (a) the date on which Part B of this Scheme is approved and adopted by the Company; or

               (b) the dealing day next following the date on which the Company announces its results for any period; or

        3.3.2 at any other time when the circumstances are considered by the Remuneration Committee to be sufficiently exceptional to justify its grant; and

        3.3.3 within the period of 10 years beginning with the date on which this Scheme is approved and adopted by the Company.

3.4     An option granted under this Scheme to any person:

        3.4.1 shall not, except as provided in sub-rule 5.4 below, be capable of being transferred by him; and

        3.4.2  shall lapse forthwith if he is adjudged bankrupt.

3.5 The grant of any option under this Scheme shall be subject to obtaining any approval or consent required under the provisions of the document "The Listing Rules" published by the London Stock Exchange (or other authorised UK regulatory authority), of the City Code on Take-overs and Mergers, or of any regulation or enactment.

4.      LIMITS

4.1 Subject to any adjustment made by the Board with the prior approval by ordinary resolution of the members of the Company in general meeting or by the Remuneration Committee under Rule 8 below, no options shall be granted in any year which would, at the time of the grant, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, under the Scheme or under any other executive share scheme (excluding premium price options granted under the Scheme) adopted by the Company to exceed 25,264,262 shares which represents approximately 5 per cent of the ordinary share capital of the Company in issue on 18 October 2000.

4.2 Subject to any adjustment made by the Board with the prior approval by ordinary resolution of the members of the Company in general meeting or by the Remuneration Committee under Rule 8 below, no options shall be granted in any year which would, at the time of the grant, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year under the Scheme or under any other employees' share scheme adopted by the Company to exceed 50,528,525 shares which represents approximately 10 per cent of the ordinary share capital of the Company in issue on 18 October 2000.

4.3 The limits in sub-rules 4.1 and 4.2 apply only to shares which have been issued or are capable of issue under options granted to Participants who are employees of a Group Member or cease to be employees other than as a result of disposals agreed by the Board by 31 December 2000. Any shares which have been issued or are capable of issue to Participants who have ceased to be employed by any Group Member as a result of disposals agreed by the Board by 31 December 2000 will not be subject to the limits in sub-rules 4.1 and 4.2.

4.4 The Remuneration Committee may from time to time determine a maximum aggregate amount payable on exercise of any Basic Options granted under this Scheme or the level of grant of Premium Priced Options granted under this Scheme to any person during any period of twelve months, such amount to be determined taking account of market practice, except in circumstances considered by the Remuneration Committee to be exceptional.

4.5 Any option granted under this Scheme shall be limited and take effect so that the above limits are complied with.

5.      EXERCISE OF OPTIONS

5.1 The exercise of any option granted under this Scheme shall be effected in the form and manner prescribed by the Remuneration Committee.

5.2 Subject to sub-rules 5.4 and 5.5 below and to sub-rules 7.1 and 7.3 below, an option may not be exercised before the third anniversary of the Grant Date.

5.3 Subject to sub-rule 5.4 and paragraphs 5.5.1 and 5.5.3 below and to sub-rules 7.1 and 7.3 below, an option granted under this Scheme may not be exercised to the extent that the Performance Condition is not satisfied provided that:

        5.3.1 in relation to an option which would be exercisable by virtue of an event mentioned in sub-rule 7.1 or 7.3 below, the Remuneration Committee may at its discretion treat the relevant condition as being satisfied if, at the time of the event, the Remuneration Committee believes that the circumstances are such that the option should be exercised; and

        5.3.2 if the Performance Condition is not satisfied by the last date on which the Performance Condition may be satisfied, the option shall thereupon, notwithstanding any other provision of this Scheme, lapse unless it has already become exercisable prior to that date pursuant to sub-rules 5.4 or 5.5 below or pursuant to sub-rules 7.1 and 7.3 below(1).


--------------------------------------------------------------------------------

1 The performance condition for a Basic Option can be measured up to the sixth anniversary of the Grant Date. The performance condition for a Premium Priced Option can be measured up to the date specified in the option certificate setting out the performance condition.

5.4 If any Participant dies, any option may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death provided that his death occurs at a time when either he is a director or employee of a Group Member or he is or would but for sub-rule 5.3 above be entitled to exercise the option by virtue of sub-rule 5.5 below.

5.5 If any Participant ceases to be a director or employee of a Group Member (otherwise than by reason of his death), the following provisions apply in relation to such option granted to him under Part B of this Scheme:-

        5.5.1 if he so ceases by reason of injury disability or redundancy (within the meaning of the Employment Rights Act 1996), or by reason only that his office or employment is in a company which ceases to be a Group Member, or relates to a business or part of a business which is transferred to a person who is not a Group Member, the option may (and subject to sub-rule 5.4 above must, if at all) be exercised within the period which shall expire on the later of 12 months after his so ceasing and 42 months after the Grant Date;

        5.5.2 if he so ceases by reason of retirement on reaching the age at which he is bound to retire in accordance with the terms of his contract of employment or by reason of early retirement with the consent of the Company, the option may (and subject to sub-rule
               5.4 above must, if at all) be exercised within the period which shall expire on the later of 6 months after his so ceasing and 42 months after the Grant Date, but subject to sub-rule 5.3 above;

        5.5.3 if he so ceases for any other reason, the option may not be exercised at all (and shall lapse forthwith) unless the Remuneration Committee shall so permit, in which event it may (and subject to sub-rule 5.4 above must, if at all) be exercised (for up to 12 months from the date of cessation) to the extent permitted by the Remuneration Committee within 3 months of his so ceasing.

5.6 A Participant shall not be treated for the purposes of sub-rule 5.5 above as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member, and a female Participant who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before exercising her option shall be treated for those purposes as not having ceased to be a director or employee.

5.7 Notwithstanding any other provision of this Scheme, an option may not be exercised after the expiration of the period of 10 years (or such shorter period as the Remuneration Committee may have determined before the grant thereof) beginning with the Grant Date.

5.8 Within 30 days after an option has been exercised by any person, the Remuneration Committee shall allot to him (or a nominee for him) or, as appropriate, procure the transfer to him (or a nominee for him) of the number of shares in respect of which the option has been exercised, provided that:

        5.8.1 the Remuneration Committee considers that the issue or transfer thereof would be lawful in all relevant jurisdictions; and

        5.8.2 in a case where a Group Member is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security contributions recoverable from the person in question (together, the "Tax Liability"), that person has either:

               (a) made a payment to the Group Member of an amount equal to the Tax Liability; or

               (b) entered into arrangements acceptable to that or another Group Member to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the Group Member of the relevant amount out of the proceeds of sale or otherwise).

5.9 All shares allotted under this Scheme shall rank equally in all respects with the shares of the same class then in issue except for any rights attaching to such shares by reference to a record date prior to the date of the allotment.

6.      CASH EQUIVALENT

6.1 Where an option granted under Part B of this Scheme has been exercised by any person in respect of any number of shares, and those shares have not yet been allotted or transferred to him in accordance with sub-rule
        5.8 above, the Remuneration Committee may determine that, in substitution for his right to acquire such number of those shares as the Remuneration Committee may decide (but in full and final satisfaction of his said right), he shall be paid by way of additional emoluments a sum equal to the cash equivalent of that number of shares.

6.2 For the purposes of this Rule, the cash equivalent of any shares is the amount by which the Remuneration Committee's opinion of the market value of those shares on the day last preceding the date on which the option was exercised (or, if at the relevant time shares of the same class as those shares were listed in The Stock Exchange Daily Official List, the middle-market quotation of shares of that class, as derived from that
        List), on the dealing day last preceding that date exceeds the price at which those shares may be acquired by the exercise of the option.

6.3 Subject to sub-rule 6.4 below, as soon as reasonably practicable after a determination has been made under sub-rule 6.1 above that a person shall be paid a sum in substitution for his right to acquire any number of shares:-

        6.3.1 the Company shall pay to him or procure the payment to him of that sum in cash; and

        6.3.2 if he has already paid the Company for those shares, the Company shall return to him the amount so paid by him.

6.4     If the Remuneration Committee in its discretion so decides:

        6.4.1 the whole or part of the sum payable under sub-rule 6.3.1 above shall, instead of being paid to the person in question in cash, be applied on his behalf in subscribing for shares in the Company at a price equal to the market value (or, as the case may be, the middle-market quotation) by reference to which the cash equivalent is calculated, or in purchasing such shares, or partly in one way and partly in the other, and

        6.4.2 the Company shall allot to him or procure the transfer to him (or his nominee) of the shares so subscribed for or purchased.

6.5 There shall be made from any payment under this Rule such deductions (on account of tax or similar liabilities) as may be required by law or as the Remuneration Committee may reasonably consider to be necessary or desirable.

7.      TAKEOVER, RECONSTRUCTION AND WINDING-UP

7.1 If any person obtains control of the Company (within the meaning of section 840 of the Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Board shall within 14 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules 5.3, 5.4, 5.5 and 5.7 above and to sub-rule 7.3 below, any option may be exercised within one month (or such longer period as the Remuneration Committee may permit) of such notification.

7.2 For the purposes of sub-rule 7.1 above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

7.3 If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall forthwith notify every Participant thereof and, subject to sub-rules 5.3, 5.4, 5.5 and 5.7 above, any option may be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Scheme) lapse on the expiration of that period.

7.4     If any company ("the acquiring company"):

        7.4.1  obtains control of the Company as a result of making

               (a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

               (b) a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under this Scheme, or

        7.4.2 obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986, or

        7.4.3 becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act or Articles 421 to 423 of that Order,

               any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of Schedule 9 to the Taxes Act 1988), by agreement with the acquiring company, release any option granted under this Scheme which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company.

7.5 The new option shall not be regarded for the purposes of sub-rule 7.4 above as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 to the Taxes Act 1988 are satisfied, but so that the provisions of this Scheme shall for this purpose be construed as if:

        7.5.1 the new option were an option granted under this Scheme at the same time as the old option;

        7.5.2 except for the purposes of the definitions of "Group Member", "Participating Company" and "Subsidiary" in sub-rule 1.1 above and the reference to "the Remuneration Committee" in sub-rule 5.7 above, the expression "the Company" were defined as "a company whose shares may be acquired by the exercise of options granted under this Scheme";

        7.5.3 the relevant condition referred to in sub-rule 5.3 above had been satisfied; and

        7.5.4  sub-rule 9.2 below were omitted.

8.      VARIATION OF CAPITAL

8.1 Subject to sub-rule 8.3 below, in the event of any variation of the share capital of the Company or in the event the Company makes a demerger by way of exempt distribution under section 213 of the Taxes Act 1988 or pays a special dividend or repurchases its share capital, the Remuneration Committee may make such adjustments as it considers appropriate under sub-rule 8.2 below.

8.2 An adjustment made under this sub-rule shall be to one or more of the following:

        8.2.1 the number of shares in respect of which any option may be exercised;

        8.2.2 the price at which shares may be acquired by the exercise of any option;

        8.2.3 where any such option has been exercised but no shares have been allotted or transferred pursuant to such exercise, the number of shares which may be so allotted or transferred and the price at which they may be acquired; and

        8.2.4  the numbers of shares mentioned in sub-rules 4.1 and 4.2 above.

8.3 An adjustment under sub-rule 8.2 above may have the effect of reducing the price at which shares may be acquired by the exercise of an option to less than their nominal value, but only in the case of an option to subscribe for shares if and to the extent that the Remuneration
        Committee shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the shares in respect of which the option is exercised and which are to be allotted pursuant to such exercise exceeds the price at which the shares may be subscribed for and to apply that sum in paying up such amount on such shares; and so that on exercise of any option in respect of which such a reduction shall have been made the Remuneration Committee shall capitalise that sum (if any) and apply the same in paying up that amount.

9.      ALTERATIONS

9.1 Subject to sub-rules 9.2, 9.4 and 9.5 below, the Board may at any time alter this Scheme, or the terms of any option granted under it.

9.2 Subject to sub-rule 9.3 below, no alteration to the advantage of the person to whom options may be granted shall be made under sub-rule 8.1 above to any of Rules 2, 3.2, 4.1 to 4.3 inclusive, 5.2 to 5.5 inclusive, 5.7, 5.9, 7.1 to 7.4 inclusive, and 8.1 and 8.2 without the prior approval by ordinary resolution of the members of the Company in general meeting.

9.3     Sub-rule 9.2 above shall not apply to:

        9.3.1 any minor alteration to benefit the administration of this Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member; or

        9.3.2  any alteration solely relating to a Performance Condition.

9.4 No alteration to the disadvantage of any Participant shall be made under sub-rule 9.1 above unless:

9.4.1 the Board shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration, and

9.4.2 the alteration is approved by a majority of those Participants who have given such an indication.

9.5 No alteration which solely relates to a Performance Condition subject to which an option has been granted shall be made under sub-rule 9.1 above unless:-

        9.5.1 there shall have occurred an event which shall have caused the Board reasonably to consider that the special term would not, without the alteration, achieve its original purpose, and

        9.5.2  the  Board  shall  act  fairly  and   reasonably  in  making  the
               alteration.

10.     MISCELLANEOUS

10.1 The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in this Scheme or any right which he may have to participate in it and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under this Scheme as a result of such termination.

10.2 In the event of any dispute or disagreement as to the interpretation of this Scheme, or as to any question or right arising from or related to this Scheme, the decision of the Board shall be final and binding upon all persons.

10.3 Any notice or other communication under or in connection with this Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office marked for the attention of the Company Secretary, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

11.     Trustees

11.1 A Participating Company may provide money to the Trustees or any other person to enable them to acquire shares to be held for the purposes of the Scheme or enter into any guarantee or indemnity for these purposes, to the extent permitted by section 153 of the Companies Act 1985.

11.2    The Company may, with the approval of the Board:

        (a)    grant to the Trustees an option to subscribe for ordinary shares;
               or

        (b) issue shares in the Company to the Trustees, if the Trustees agree to transfer such shares to Participants on the exercise of their options.

11.3 The price at which the shares may be acquired by the Trustees shall be determined by the Board before the grant of the option to subscribe therefor or, in the case of shares issued otherwise than in pursuance of an option, before the issue thereof. In the case of an option granted to the Trustees on any date on which options are granted to a Participant, the price at which the option is exercisable shall be the exercise price payable by the Participant (and if no such options are granted to Participants, shall be not less than the market value of shares on that date) and, in the case of shares issued to the Trustees, the market value of shares on the date of issue of the shares.

11.4 Any options granted or shares issued to the Trustees shall be included in the limit of the number of shares issued or remaining issuable under Rule 4 above, but the number of such shares may exceed the number of shares subject to options granted to Participants to the extent the Board consider appropriate to permit Participating Companies to hedge their employer's social security contribution liability in respect of the options.

                        PART C - Incentive Stock Options

1.      INCENTIVE STOCK OPTIONS

1.1     In this Rule:

        "Incentive Stock Option" means an option  satisfying the requirements of section 422 of the Code;

        "the Code" means the United States Internal Revenue Code of 1986 (as amended);

        "Market Value" at any date means the fair market value of ordinary shares in the Company on that date, as determined by the Remuneration Committee, provided that if on such date shares of that class are listed in The London Stock Exchange Daily Official List, the fair market value shall be not less than the middle-market quotation of such shares (as derived from that List) on the Grant Date.

1.2 The Remuneration Committee may grant an Incentive Stock Option over ordinary shares to any employee who is eligible to be granted an option under the Scheme upon the terms set out in Part B of the Scheme and subject to the additional terms and conditions in this Part C.

1.3 Subject to sub-rule 1.4 below, the option price for an Incentive Stock Option granted hereunder may not be less than the Market Value of ordinary shares.

1.4 A person who, within the meaning of section 422(b)(6) of the Code, is deemed to own shares in the Company possessing more than ten per cent of the total combined voting power of all classes of shares of the Company (or of its parent or subsidiary corporations within the meaning in section 424 of the Code) shall be eligible to receive an Incentive Stock Option only if the option price thereunder is at least 110% of the Market Value of the number of ordinary shares on the Grant Date and only if the term of the option does not exceed five years.

1.5 The aggregate Market Value determined at the Grant Date of the number of ordinary shares with respect to which Incentive Stock Options first become exercisable by any Participant in any calendar year shall not exceed US$100,000.

1.6 Section 421(a) of the Code will apply to an Incentive Stock Option provided it is exercised no more than (i) twelve months after the date of termination of employment because of total and permanent disability or (ii) three months after the date of termination of employment for any reason other than that described in clause (i) and death.

1.7 Subject to any adjustment made by the Remuneration Committee pursuant to sub-rule 1.8 below, no options shall be granted under the Scheme which would at the time they are granted, cause the number of shares which shall have been or may be acquired in pursuance of options so granted to exceed 10 million (which represents approximately 2 per cent of the ordinary share capital of the Company in issue on the date the Scheme is adopted by the Company).

1.8 In the event of any variation of the share capital of the Company or in the event the Company makes a demerger by way of exempt distribution under section 213 of the Taxes Act 1988 or pays a special dividend or repurchases its share capital, the Remuneration Committee may make such adjustments as it considers appropriate to the number of shares specified in sub-rule 1.7 above.

1.9 Notwithstanding any other provisions of the Scheme, the Company will not be required to issue or cause to be issued any ordinary shares if at such time such issuance would violate the United States Federal Securities laws or any other laws of the United States or any state thereof. In addition, the holder of any ordinary shares issued hereunder agrees not to sell or transfer such ordinary shares in violation of the United States Federal Securities laws or any other laws of the United States or any state thereof. The Company shall have the right in its sole discretion to modify the terms of the Scheme at any time and from time to time as it deems necessary or appropriate to ensure or facilitate such compliance with the foregoing and to include appropriate legends on any options or ordinary shares issued or caused to be issued hereunder.



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